UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Securities and Assets Sale Agreement

As previously reported, on January 27, 2020, Silgan Holdings Inc. (the “Company”), on behalf of itself and certain of its subsidiaries, made a binding offer (the “Offer”) to Twist Beauty Packaging S.A.S., a société par actions simplifiée organized under the laws of Luxembourg (“Albéa”), on behalf of itself and certain of its subsidiaries (collectively, with Albéa, the “Sellers”), to purchase all the outstanding securities of certain subsidiaries of the Sellers engaged in the dispensing business (the “Share Purchase”) and certain assets related to the Sellers’ dispensing business in China (the “Asset Purchase” and, together with the Share Purchase, the “Acquisition”) for an aggregate cash purchase price of $900 million, subject to certain adjustments including for working capital, other current assets and current liabilities and net indebtedness.

The dispensing business of Albéa (the “Albéa Dispensing Business”) is a leading global supplier of highly engineered pumps, sprayers and foam dispensing solutions to major branded consumer goods product companies in the beauty and personal care markets. It operates a global network of 10 plants across North America, Europe, South America and Asia. For the fiscal year ended 2019, the Albéa Dispensing Business reported sales of approximately $395 million. As a result of this pending acquisition, we expect to realize certain operational cost synergies, estimated to be approximately $20 million on an annual basis, within 18 months of closing related to procurement savings, reductions in general and administrative expenses and manufacturing efficiencies.

In accordance with the terms of the Offer, following the conclusion of consultation and notification processes with applicable works’ councils and trade unions, on April 14, 2020, Albéa exercised the option contained in the Offer, and on April 21, 2020 the Company and certain of its subsidiaries and the Sellers executed the securities and assets sale agreement (the “SPA”) substantially in the form attached to the Offer.

The Company expects to fund the purchase price for the Acquisition using borrowings under an Incremental Term Loan Agreement (as defined below) entered into pursuant to the Company’s existing amended and restated senior secured credit facility (as amended, the “Credit Agreement”), together with cash on hand and borrowings of revolving loans under the Credit Agreement.

The Acquisition is expected to close in the first half of 2020, subject to the satisfaction or waiver of certain closing conditions, including remaining antitrust clearances. The SPA provides that either the Company or the Sellers have the right to terminate the SPA in the event that the applicable antitrust clearances have not been obtained by October 27, 2020 (the “Outside Date”); provided, however, that each of the Company and the Sellers has the right to unilaterally postpone the Outside Date by up to three months after the Outside Date (the “Postponed Outside Date”) in the event that applicable antitrust clearances have not yet been obtained by the Outside Date. The SPA further provides that if the applicable antitrust clearances have not been obtained by the Outside Date or the Postponed Outside Date, as the case may be, then the Company is required to pay a break fee of $25 million to the Sellers.

In connection with the SPA, the Company and certain of its subsidiaries and the Sellers have also entered into an ancillary representations and warranties agreement containing customary representations and warranties made by the Sellers in respect of the Acquisition and will enter into other agreements at closing in connection with the Acquisition, including a transition services agreement.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The SPA has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Albéa or their respective subsidiaries and affiliates. The SPA contains or references various representations, warranties and covenants by the parties to the SPA. These representations, warranties and covenants were made solely for the benefit of the other parties to the SPA and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified by confidential disclosure schedules or other documents that were delivered to the other party in connection with the SPA and which contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the SPA, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the SPA or such other date or dates as may be specified in the SPA. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Albéa.

Incremental Term Loan Commitment Agreement

On April 17, 2020, the Company and certain of its subsidiaries entered into an Incremental Term Loan Commitment Agreement (the “Incremental Term Loan Commitment Agreement”) with the Incremental Term A-1 Loan Lenders (as defined therein) and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and an Incremental Term A-1 Loan Lender. The Incremental Term Loan Commitment Agreement was entered into pursuant to the Credit Agreement and provides for the Incremental Term A-1 Loan Lenders to lend, on a delayed draw basis and pursuant to the terms of the Incremental Term Loan Commitment Agreement and the Credit Agreement, to the Company $900 million of Incremental Term A-1 Loans (as defined therein) to fund the purchase price for the Acquisition and related fees, costs and expenses.

The Incremental Term A-1 Loans mature on May 30, 2024 (the “Maturity Date”), the same maturity date for term loans under the Credit Agreement. The Incremental Term Loan Commitment Agreement provides that the Incremental Term A-1 Loans are repayable in installments as follows (expressed as a percentage of the original principal amount of the applicable Incremental Term A-1 Loans outstanding on the date that they were borrowed), with the remaining outstanding principal amounts to be repaid on the Maturity Date:

Scheduled Repayment Date	Percentage
December 31, 2021	10.0%
December 31, 2022	10.0%
December 31, 2023	10.0%

The Incremental Term A-1 Loans will initially have an Applicable Margin (as defined in the Credit Agreement) of 1.75% per annum, in the case of Eurodollar Rate Loans (as defined in the Credit Agreement), and 0.75% per annum, in the case of Base Rate Loans (as defined in the Credit Agreement), in both cases until the delivery of the Company’s financial statements for the fiscal quarter ending June 30, 2020. The Applicable Margin will vary between 1.25% to 1.75% per annum for Eurodollar Rate Loans and between 0.25% to 0.75% per annum for Base Rate Loans, in both cases based on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement).

The Incremental Term A-1 Loans will be guaranteed by the US Guarantors (as defined in the Credit Agreement) and secured on a pari passu basis by the same collateral that secures the Company’s outstanding loans under the Credit Agreement.

Commencing on May 27, 2020, the Company will pay a ticking fee to the Administrative Agent, for the account of each Incremental Term A-1 Loan Lender, at a rate of 0.30% per annum on the unfunded

Incremental Term A-1 Loans. The ticking fee will be payable in arrears and will end on the earlier to occur of the date at which (i) the Incremental Term A-1 Loans are drawn or (ii) the SPA expires or is terminated in accordance with its terms, as applicable.

The foregoing description of the Incremental Term Loan Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Term Loan Commitment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the heading “Incremental Term Loan Commitment Agreement” is incorporated by reference into this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1

Securities and Assets Sale Agreement, dated April 21, 2020, among Silgan Holdings Inc., Silgan International Holdings B.V., Silgan Dispensing Systems Holdings Company, Silgan Dispensing Systems Brazil Packaging Industry Ltda., Silgan Dispensing Systems (Wuxi) Co., Ltd., Twist Beauty Packaging S.A.S., Twist Beauty Packaging Holding France S.A.S., Albéa Services SAS, Twist Beauty Packaging Holdings Corp., Twist Beauty Packaging Holding Mexico S. DE R.L DE CV, and Albéa Packaging (Suzhou) Co. Ltd.*

10.1

Incremental Term Loan Commitment Agreement, dated April 17, 2020, by and among Silgan Holdings Inc., the other Guarantors party thereto, the Incremental Term A-1 Loan Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and an Incremental Term A-1 Loan Lender.*

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: April 23, 2020

5